UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: October 21, 2005

CHINA EXPERT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2703-04, Great Eagle Centre 23 Harbour Road Wanchai, Hong Kong
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 852-2802-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 21, 2005, the company entered into a Securities Purchase Agreement (the “Agreement”), with Alpha Capital AG, DKR Soundshore Oasis Holding Fund, Ltd., Ellis International, Platinum Partners Advisors, LLC, and Platinum Long Term Growth I, LLC,  (the “Purchasers”).  Pursuant to the Agreement, the Purchasers agreed to purchase up to $6,000,000 in face amount of 7% Secured Convertible Debentures (the “Debentures”) from the company. The closing date (the “Closing”) under the Agreement will be on or before October 31, 2005.

The Debentures will be due and payable in full one year from the date of issuance, and will require quarterly payment of interest payable in cash or stock (subject to certain conditions) at the option of the Company.   At any time from the date of issuance until the maturity date of the Debentures, the Purchasers have the right to convert the full face amount of the Debentures to common stock of the company at a price of equal to 75% of the average of the volume weighted average prices of the Company’s common stock for the 5 consecutive trading days immediately prior to the date of conversion. In no event will the conversion price be greater than $1.80 per share.

Under the Agreement, the Purchasers will also receive Short Term Warrants and Long Term Warrants. The Short Term Warrants will be exercisable for a period equal to the earlier of 18 months from the effective date of the registration statement (the “Registration Statement”) the Company is obligated to file to register the shares underlying the Warrants and the Debentures or five years from their issuance date. The Long Term Warrants are exercisable for a period of five years following their issuance.  Subject to adjustment in accordance with their terms, the Short Term Warrants will give the holders the right to purchase up to 3,921,569 shares of the Company’s common stock at a price of $1.53 per share, and the Long Term Warrants will give the holders the right to purchase up to 1,960,784 shares of the Company’s common stock at a price of $3.06 per share.

At the Closing, the Company has agreed to reimburse Platinum Partners Value Arbitrage Fund LP (“Platinum”) for its legal, due diligence and other expenses as the lead investor as set forth in the Agreement.  In addition, the Company has also agreed to issue Platinum a Warrant for purchase of up to 392,157 shares on the same terms as the Long Term Warrant.  If the Closing does not occur on or prior to October 31, 2005, the Company is obligated to pay Platinum a break-up fee of $25,000 in cash.

The Company is obligated to file the Registration Statement within 30 days after the closing under the Agreement, and to use its best efforts to cause the Registration Statement to become effective as soon as reasonably possible, but in any event no later than 120 days following the date of closing under the Agreement.  The Company will be liable to the Purchasers for partial liquidated damages of up to 2% per month in the event the Registration Statement is not declared effective within 120 days after the date of closing and other defaults under the Registration Rights Agreement, and it will be an event of default under the Debentures, in the event the Registration Statement is not declared effective within 200 days after the date of closing under the Agreement.

Under the terms of the Agreement, two of the Company’s principal shareholders have agreed to execute Lock-Up Agreements pursuant to which they will be restricted from selling any of their shares in the Company until all of the Debentures have been paid in full or fully converted into shares of the Company’s common stock.   The Lock-Up Agreements will be applicable to a total of 9,967,500 shares owned by China Data Holdings Ltd., and to a total of 2,270,595 shares owned by China Link Investment Group Limited.

Under the terms of the Agreement, the Company will grant the Purchasers a security interest in certain of its assets as collateral for repayment of the Debentures.  In addition, the Agreement grants the Purchasers the right of first refusal to participate in future financings by the Company for a period of twelve months following the effective date of the Registration Statement.

The Company’s subsidiaries, China Expert Network Co., Ltd., a Hong Kong corporation, Expert Network (Shenzhen) Co, Ltd, a company incorporated under the laws of Shenzhen, China, and Hong Zhong Holdings, Ltd., a British Virgin Islands corporation, have each agreed to guarantee the Company’s obligations to the Purchasers.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)

The following exhibits are filed herewith:

10.1

Securities Purchase Agreement, and exhibits, dated as of October 21, 2005, among China Expert Technology, Inc., and each purchaser identified on its signature pages.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EXPERT TECHNOLOGY, INC.

By: /S/

 ZHU XIAOXIN

Zhu Xiao Xin, President

Date: October 27, 2005

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